Exhibit 99.1
FOR IMMEDIATE RELEASE:
Builders FirstSource Announces Settlement of
Stockholder Litigation Regarding Its Recapitalization
November 9, 2009 (Dallas, TX): Builders FirstSource, Inc. (NasdaqGS: BLDR), announced that it has entered into a definitive stipulation to settle the consolidated class and derivative action that was filed in connection with its previously announced recapitalization. The settlement is subject to the approval of the Delaware Court of Chancery. A copy of the notice that provides details of the settlement terms and the hearing before the Delaware Court of Chancery is available on the Company’s website at www.bldr.com.
About Builders FirstSource
Headquartered in Dallas, Texas, Builders FirstSource is a leading supplier and manufacturer of structural and related building products for residential new construction. The company operates in 9 states, principally in the southern and eastern United States, and has 55 distribution centers and 51 manufacturing facilities, many of which are located on the same premises as our distribution facilities. Manufacturing facilities include plants that manufacture roof and floor trusses, wall panels, stairs, aluminum and vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes windows, interior and exterior doors, dimensional lumber and lumber sheet goods, millwork and other building products. For more information about Builders FirstSource, visit the Company’s web site at www.bldr.com.
Cautionary Notice
Statements in this news release which are not purely historical facts or which necessarily depend upon future events, including statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource on the date this release was submitted. Builders FirstSource undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. In addition, the Company cannot assure that it will be successful in completing the common stock rights offering or the debt exchange, on the terms outlined in this press release or otherwise. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results or the recapitalization can be found in the risk factors section of our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

Additional Information and Where to Find It
The new notes and shares of common stock that may be delivered upon exchange of outstanding second priority senior secured floating rate notes due 2012 in the debt exchange contemplated in the previously announced recapitalization have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. This press release shall not constitute an offer to sell or the solicitation of any offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
The Company has filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement covering the rights offering contemplated in the previously announced recapitalization, and the distribution of rights and commencement of the rights offering will occur promptly following the effectiveness of that registration statement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any such securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.
The Company has filed with the SEC a preliminary proxy statement to solicit proxies for a special meeting seeking the approval of our stockholders, as required by the Nasdaq Marketplace Rules, of the issuance of the common stock in the recapitalization. The Company intends to file with the SEC a definitive proxy statement as soon as practicable and to disseminate it to stockholders of record as of a record date to be determined by the Company’s board of directors.
BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS AND THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.
You may obtain a free copy of the preliminary proxy statement, and the prospectus and definitive proxy statement (if and when they become available), and other related documents filed by Builders FirstSource, Inc. with the SEC at the SEC’s web site at www.sec.gov. The preliminary proxy statement, and the prospectus and definitive proxy statement (if and when they become available), and the other documents may also be obtained for free by accessing Builders FirstSource’s web site at http://www.bldr.com.
Participants in the Solicitation
Builders FirstSource, Inc., its directors and executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from Builders FirstSource, stockholders in respect of the proposed transaction. You can find information about the executive officers and directors of Builders FirstSource, Inc. in the Company’s Annual Report on Form 10-K filed with the SEC on March 2, 2009, definitive proxy statement filed with the SEC on April 4, 2009, and preliminary proxy statement filed with the SEC on November 3, 2009.

You can obtain free copies of these documents and of the prospectus and definitive proxy statement (if and when they become available) from Builders FirstSource Inc. by contacting its investor relations department. You may also obtain free copies of these documents by accessing Builders FirstSource’s web site or the SEC’s web site at the addresses previously mentioned.
Additional information regarding the interests of such potential participants in the solicitation will be included in the definitive proxy statement and the other relevant documents filed by the Company with the SEC when they become available.
Contact:
Charles L. Horn
Senior Vice President and Chief Financial Officer
Builders FirstSource, Inc.
(214) 880-3500